Exhibit 10.1

Consulting Agreement

Agreement by and between Joseph G. Vaini (“Consultant”) , a natural person whose address is at 1034 Throgs Neck Expressway, Bronx, NY 10465 and Regen BioPharma, Inc. (“Company”), a Nevada corporation whose address is 4700 Spring Street, St 304, La Mesa, California 91942 made as of March 11, 2015.

WHEREAS, the Company desires to engage the Consultant to assist the Company with compliance with accounting principles generally accepted in the United States of America (“GAAP”) and the rules of the United States Securities and Exchange Commission (“SEC”) with regards to the preparation of the financial statements of the Company

WHEREAS, Consultant desires to assist the Company with compliance with accounting principles generally accepted in the United States of America (“GAAP”) and the rules of the United States Securities and Exchange Commission (“SEC”) with regards to the preparation of the financial statements of the Company.

NOW, THEREFORE, it is agreed as follows:

1.	Term. The respective duties and obligations of the contracting parties shall be for a period of four months commencing on the date of this Agreement.
2.	Compensation. Consultant shall receive on or prior to April 1, 2015 as full consideration for the services to be rendered 2,000,000 shares of the Company’s Series A Preferred Stock.
3.	Independent Contractor Status. The Company and the Consultant hereby agree that the Consultant is being retained by the Company in the capacity of an independent contractor and not as an employee or agent of the Company. The Company and the Consultant further agree that nothing in this Agreement shall create, or shall be construed as creating, any form of partnership, joint venture, or other affiliation that would operate to permit the Consultant to bind the Company with respect to any matter or would cause the Company to be liable for any action of the Finder, and the Consultant hereby agrees that it will not represent to any third party that its engagement by the Company is in any capacity other than as an independent contractor.
4.	Consultant acknowledges that any securities issued pursuant to this Agreement shall not be registered pursuant to the Securities Act of 1933 shall constitute “restricted securities” as that term is defined in Rule 144 promulgated under the Securities Act of 1933, and shall contain the following restrictive legend:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT OR SUCH LAWS AND, IF REQUESTED BY THE COMPANY, UPON DELIVERY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT THE PROPOSED TRANSFER IS EXEMPT FROM THE ACT OR SUCH LAWS.”

5.	Entire Agreement. This Agreement contains the entire understanding between the parties hereto concerning the subject matter contained herein. There are no representations, agreements, arrangements, or understandings, oral or written, between or among the parties hereto relating to the subject matter of this Agreement that are not fully expressed herein.
6.	Governing Law; Venue. This Agreement has been executed in and shall be governed by the laws of the state of California, without giving effect to the conflict of laws rules thereof or of any state. Venue for any action brought hereunder shall be proper only in San Diego county, California.

IN WITNESS WHEREOF, the parties to this Agreement have set their respective hands hereto as of the date first written above.

Consultant	Company
/s/ Joseph G. Vaini	/s/ David R. Koos
Joseph G. Vaini	David R. Koos
Chairman and Chief Executive Officer